EXHIBIT 32.1

      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Gallo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Easy Organic Cookery, Inc. on Form 10-K for the fiscal year ended July 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Easy Organic Cookery, Inc.

Dated: November 13, 2013


/s/ Anthony Gallo
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Anthony Gallo
President, Secretary Treasurer,
Principal Executive Officer,
Principal Financial Officer and sole Director